                                                                   EXHIBIT 10.22

                            AIRTOUCH COMMUNICATIONS

                           DEFERRED COMPENSATION PLAN

             (As Amended and Restated Effective as of June 1, 1998)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  Introduction ......................................................1

SECTION 2.  Eligibility........................................................1
2.1      Employees Eligible Under Pre-Separation Plan......................... 1
2.2      Eligible Employees on and After Separation Date...................... 1
2.3      Former New Vector Employees...........................................1

SECTION 3.  Participation......................................................1
3.1      Annual Deferral and Distribution Election............................ 1
3.2      Termination and Modification of Election............................. 2
3.3      Reinstatement.........................................................3
3.4      Establishment of Account .............................................3

SECTION 4.  Allocations to Accounts........................................... 3
4.1      Deferred Compensation................................................ 3
4.2      Match Based on Deferred Compensation................................. 3
4.3      Restoration Based on Deferred Compensation........................... 4
4.4      Restoration Based on Excess Compensation..............................5
4.5      Amounts Transferred from U.S. WEST, Inc. Nonqualified Plans ..........6
4.6      Interest Credited to Account..........................................6
4.7      Vesting...............................................................6

SECTION 5.  Distribution.......................................................7
5.1      Date of Election   ...................................................7
5.2      Distribution Options .................................................7
5.3      Immediate Single Sum Payment .........................................7
5.4      Death.................................................................7
5.5      Installment Payments..................................................8
5.6      Hardship Distribution.................................................8
5.7      Payment Obligation....................................................8

SECTION 6.  Miscellaneous......................................................8
6.1      No Funding............................................................8
6.2      No Assignment ........................................................8
6.3      Adverse IRS Action on Participant or Plan ............................9
6.4      Plan Administrator ...................................................9
6.5      Plan Amendment and Termination .......................................9
6.6      Claims and Review Procedures......................................... 9

SECTION 7.  Definitions.......................................................10

                            AIRTOUCH COMMUNICATIONS

                           DEFERRED COMPENSATION PLAN

             (As Amended and Restated Effective as of June 1, 1998)


SECTION 1.  Introduction.

     Effective January 1, 1989, the AirTouch Communications Deferred Compensation Plan ("Plan") was established to provide deferred compensation to a select group of management and highly compensated employees of AirTouch Communications and its subsidiaries. The Plan is an unfunded deferred compensation arrangement for income tax purposes under the Code and for purposes of Title 1 of ERISA. The Plan may be amended or terminated as provided in Section 6.5. The Plan was last amended and restated effective as of June 1, 1998, to read as set forth herein.

SECTION 2.  Eligibility.

     2.1 Employees Eligible Under Pre-Separation Plan. Each Employee who was designated as eligible to participate in the Plan pursuant to the provisions of the Plan in effect before the Separation Date shall continue to be eligible to participate.

     2.2 Eligible Employees on and After Separation Date. Select Employees of the Company or a Participating Company and who are not eligible under Section
2.1 shall be eligible to participate in the Plan.

     2.3 Former New Vector Employees. Employees whose accounts under nonqualified plans maintained by US WEST, Inc. were transferred to the Plan pursuant to the Merger Agreement shall be eligible to participate in the Plan.

SECTION 3.  Participation.

     3.1 Annual Deferral and Distribution Election. An eligible Employee may elect to participate in the Plan prior to the beginning of any calendar year or within 30 days of first becoming eligible to participate in the Plan. An Employee's election shall direct that compensation in one or more of the following categories (collectively "Compensation") be deferred and credited to an account under the Plan, and shall direct that such Compensation, together with all other amounts credited under the Plan with respect to such Compensation under Section 4 (Allocations to Account), shall be distributed in accordance with a distribution option set forth in Section 5.

     (A) Salary. An eligible Employee may elect to defer part of his or her Salary otherwise payable for services performed in a calendar year, but not less than $2,500. Such election shall become effective for Salary otherwise payable for services performed in the payroll period beginning (i) immediately subsequent to the election, in the case of an Employee who makes an election within 30 days of first becoming eligible to participate in the Plan, or (ii) on or after the first day of the calendar year to which the election applies in all other cases. An election related to Salary otherwise payable for services performed in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year (or the day after the date on which the election is signed, in the case of an election made within 30 days of first becoming eligible to participate in the
          Plan).

     (B) Team Award. An eligible Employee may elect to defer all or part, but not less than $5,000, of his or her Team Award for services performed in a calendar year and otherwise payable in the calendar year following such calendar year. An election related to the Team Award for services performed in a calendar year shall become irrevocable on the last day prior to the year in which the services are performed (or the day after the date on which the election is signed, in the case of an election made within 30 days of first becoming eligible to participate in the Plan.

     (C) Long-Term Award. An eligible Employee may elect to defer all or part, but not less than $5,000, of his or her Long-Term Award for services performed in a three-year performance period and otherwise payable in the calendar year following such three-year performance period. An election related to the Long-Term Award otherwise payable for services performed in a three-year performance period shall become irrevocable on the last day prior to the beginning of the three-year performance period applicable to that Long-Term Award or the day after the date on which the election is signed, in the case of an election made within 30 days of first becoming eligible to participate in the Plan. Notwithstanding the foregoing, a Long-Term Award deferral for the 1998-2000 performance cycle shall become irrevocable on December 31, 1998.

Notwithstanding the foregoing, in no event shall deferrals under the Plan include that portion of Compensation required for all applicable tax, Social Security and employee benefit plan withholding, whether or not such withholding requirement is related to this Plan.

     3.2 Termination and Modification of Election. An election shall continue until the Employee terminates or modifies such election by written notice, or until the Employee ceases to be employed by his or her Participating Company (other than a transfer to another Participating Company after which the Employee is still eligible to participate in the Plan), in which case the Employee shall be considered to have terminated the election. Any such termination or modification shall become effective at the time an election would become effective under Section 3.1.

     3.3 Reinstatement. An eligible Employee who has filed a termination of election may again file an election to participate with respect to Compensation otherwise payable as provided under Section 3.1.

     3.4 Establishment of Account. An Account shall be established for each Participant. The Account shall be credited with allocations under Section 4 and debited with withdrawals and distributions under Section 5.

SECTION 4.  Allocations to Accounts.

     4.1 Deferred Compensation. Deferred amounts related to Compensation that would otherwise have been distributed in cash by a Participating Company shall be credited to the Participant's Account and shall bear interest from the date the Compensation would otherwise have been paid.

     4.2 Match Based on Deferred Compensation. After the Participant has made the maximum elective deferrals under section 402(g) of the Code for the calendar year (as further limited by section 401(k)(3) of the Code, if applicable) to an employee benefit plan that is maintained by the Company or any corporation affiliated with and that is qualified under sections 401(a) and 401(k) of the Code, matching amounts based on Compensation deferred pursuant to this Plan ("Deferred Match") and interest thereon shall be credited to the Participant's Account, as provided below.

     (a) Subject to the limitations provided in (b) and (c) below, the Deferred Match for a calendar year shall be equal to:

          (i) The dollar amount of Compensation deferred under this Plan and credited to an Participant's Account under Section 4.1 for such year, multiplied by--

          (ii) The Matching Rate (the percentage in the Retirement Plan in effect for that calendar year at which the Participant's salary deferrals and employee contributions under the Retirement Plan are matched by employing Company contributions).

     (b) Notwithstanding the provisions of (a) above, the maximum Deferred Match that may be credited to an Participant's Account hereunder with respect to Compensation for a particular calendar year shall not exceed:

          (i) The Participant's Compensation for that calendar year, multiplied by--

          (ii) The lesser of (A) six percent (6%), or (B) a percentage equivalent to a fraction, the numerator of which is the total amount for that calendar year that the Participant caused to be contributed as salary deferrals or employee contributions to the Participant's account in the Retirement Plan plus the amount of the Participant's Compensation for that calendar year actually deferred pursuant to this Plan, and the denominator of which is the Participant's Compensation for that calendar year, multiplied by--

          (iii) The Matching Rate (the percentage under the Retirement Plan in effect for that calendar year at which the Participant's salary deferrals and employee contributions are matched by company contributions) under the Retirement Plan, less

          (iv) The sum of (A) the amounts credited to the Participant's account under the Retirement Plan as matching company contributions for that calendar year and (B) the amounts credited to the Participant's Account as the 401(a)(17) Match under Section 4.4 of the Plan for that calendar year.

If this maximum limitation is reached with respect to a particular calendar year, no Deferred Match shall be credited with respect to subsequent amounts of Compensation for that calendar year deferred pursuant to this Plan.

     (c) In making the determinations in (a) and (b) above, the provisions regarding matching company contributions in the Retirement Plan shall take precedence over the provisions of this Section 4.2. The limitations of (a) and
(b) above shall be applied to limit the crediting of Deferred Match hereunder, and shall not limit or affect the application of the provisions regarding matching Company contributions in the Retirement Plan.

     (d) The Deferred Match, as limited by (b) and (c) above, shall be credited to the Employee's Account effective as of the same time that the amounts of deferred Compensation to which the Deferred Match relates are credited to the Participant's Account, except as follows. In no event shall the Deferred Match for a calendar year be credited until after the Participant has made the maximum elective deferrals for that calendar year, as provided under section 402(g) of the Code (as further limited by section 401(k)(3) of the Code, if applicable), to an employee benefit plan that is maintained by the Company or any corporation affiliated with the Company and that is qualified under sections 401(a) and 401(k) of the Code. After such maximum elective deferrals have been made in a calendar year, the Participant's Account shall be credited with an amount equal to the Deferred Match for that year that was not credited previously solely because the Participant had not yet made such maximum elective deferrals. With respect to the Deferred Match described in the preceding sentence, interest shall be applied as if such Deferred Match had been credited to the Participant's Account at the same time that the related amounts of Compensation deferred hereunder were credited to the Participant's Account. In the case of a Participant who leaves the service of the Company and all corporations affiliated with the Company before the maximum elective deferrals have been made for the calendar year, no Deferred Match shall be credited for that calendar year.

     4.3 Restoration Based on Deferred Compensation. If a Participant defers Compensation under this Plan for a calendar year, additional amounts shall be allocated to the Participant's Account based on the rate of basic and variable contributions under the Retirement Plan for the year, as follows.

     (a) The additional amount for a calendar year shall be equal to:

          (i) The dollar amount of Compensation deferred under this Plan for such year, but only to the extent that the Compensation relates to a period the Participant also participated in the Retirement Plan, multiplied by

          (ii) The sum of the Basic Rate and the Variable Rate applicable to the Participant for the calendar year under the Retirement Plan.

     (b) The allocations under (a) above relating to the Basic Rate shall be credited to the Participant's Account effective as of the same time that the amounts of deferred Compensation to which the allocation relates are credited to the Participant's Account. The allocation under (a) above relating to the Variable Rate shall be credited to the Employee's Account effective as of the last day of the calendar year and shall be based on the Participant's deferred Compensation for the entire calendar year.

     4.4 Restoration Based on Excess Compensation. Participants eligible to receive an allocation under this Section 4.4 are those Participants whose Retirement Plan Compensation for a calendar year exceeds the limitations under section 401(a)(17) of the Code. In addition, in order to be eligible to receive a restoration allocation attributable to the Matching Rate under the Retirement Plan (the "401(a)(17) Match"), as provided in (a)(ii)(A) below, the Participant must have made the maximum elective deferrals for the calendar year under section 402(g) of the Code (as further limited by section 401(k)(3) of the Code, if applicable) to the Retirement Plan and any other plan that is maintained by the Company or any corporation affiliated with the Company and this qualified under sections 401(a) and 401(k) of the Code.

     The amounts allocated to a Participant's Account under this Section 4.4 are based on the basic, variable and matching contribution rates under the Retirement Plan and the Employee's Retirement Plan Compensation that exceeds the limits of section 401(a)(17) of the Code, and interest thereon, as provided below.

     (a) The 401(a)(17) Excess Contribution for a calendar year shall be equal to:

          (i) The dollar amount of Retirement Plan Compensation that is not recognized under the Retirement Plan due to the limits on compensation under section 401(a)(17) of the Code, multiplied by

          (ii) The sum of the following percentages applicable to the Participant under the Retirement Plan for such year:

               (A) The Matching Rate multiplied by the rate of employee contributions and salary deferrals (up to six percent) that the Participant was making to the Retirement Plan when the Participant's Retirement Plan Compensation reached the limit under section 401(a)(17) during the year;

               (B) The Basic Rate; and

               (C) The Variable Rate.

The above formula shall be adjusted, as appropriate, to reflect any changes in the rates under the Retirement Plan due to transfers of employment between Participating Companies or for any other reason and to reflect periods of ineligibility under the Retirement Plan.

     (b) The 401(a)(17) Excess Contribution shall be credited to the Participant's Account as of December 31 of each calendar year or the date of the Participant's termination, if earlier. In no event shall the 401(a)(17) Match under (a)(ii)(A) above for a calendar year be credited unless the Participant made the maximum elective deferrals for that calendar year, as provided under sections 402(g) of the Code (as further limited by section 401(k)(3) of the Code, if applicable) to the Retirement Plan or any like plan maintained the Company or any other employer and that is qualified under section 401(a) and 401(k) of the Code.

     (c) In the case of a Participant who leaves the service of the Company and the Participating Companies before the maximum elective deferrals have been made for the calendar year, no 401(a)(17) Match shall be credited for that calendar year, but any 401(a)(17) Excess Contribution attributable to basic and variable contributions shall be made.

     4.5 Amounts Transferred from U S WEST, Inc. Nonqualified Plans. With respect to Participants described in Section 2.3, such Participant's Accounts shall be credited, as of May 1, 1998, with the amount of their accrued benefits under the nonqualified plans maintained by U S WEST, Inc., as determined pursuant to the Merger Agreement.

     4.6 Interest Credited to Account. Allocations to the Account shall bear interest from the dates specified in Sections 4.1, 4.2(d), 4.3(b) 4.4(b) and
4.5 above. The interest credited to the Account shall be compounded annually at the end of each calendar year. The annual rate of interest to be applied to Accounts shall be determined by the Committee from time to time, and promptly communicated to Participants in advance of its application. In the event of a "Change in Control" of the Company, as defined in the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan (or the successor to such plan), (a) for the three-year period beginning on the date of such Change in Control, the annual rate of interest applied to accounts shall be the rate determined under the interest-crediting method in effect immediately before such Change in Control, and (b) following such three-year period, the annual rate of interest applied to Accounts for any year shall not be less than the average 10-year Treasury Note rate in October of the previous year.

     4.7 Vesting. The portion of a Participant's Account attributable to deferred Compensation and interest credited thereon shall be immediately fully vested and nonforfeitable. The remaining portion of the Participant's Account shall vest on the same schedule and in the same manner as the Participant's interest in Company Basic Contributions in the Retirement Plan.

SECTION 5.  Distribution.

     5.1 Date of Election. At the time a Participant makes an election to participate in the Plan, he or she also shall make an election with respect to the distribution (during the employee's lifetime or in the event of the employee's death) of the amounts credited to his or her Account. Such an election shall be made under Section 5.2 below, shall apply to all amounts credited to the Participant's Account for period that the election is in effect and shall become irrevocable as provided in Section 3.2, subject to the provisions on hardship distributions in Section 5.6 below. Amounts distributed from the Participant's Account, less applicable withholding taxes, shall be paid in cash.

     A Participant may change the distribution option for future deferrals and company contributions by filing a new form of election to participate as provided in Section 3.1.

     A Participant whose Account is credited with amounts transferred from U S WEST, Inc. nonqualified plans as described in Section 4.5 may elect the time and form of distribution of such amounts in accordance with procedures established by the Plan administrator, provided that such transferred amounts may not be distributed before January 1, 1999.

     5.2 Distribution Options. A Participant may elect to receive the amounts credited to the Participant's Account in one payment or in a number of annual installments (over a period not exceeding 10 years). As specified by the Participant, distributions shall commence as soon as practicable on or after February 15 of the calendar year next following (a) retirement or termination from a Participating Company without employment by another Participating Company or (b) the earlier of a specified number of years (maximum of 5) after retirement or termination from a Participating Company without employment by another Participating Company, or attainment of age 70. For this purpose "Participating Company" shall also include Pacific Telesis Group and its subsidiaries (but only with respect to a Participant who was a Post-Separation Telesis Employee as defined in the Separation Agreement) and any other company affiliated with the Company, as determined by the Plan Administrator.

     5.3 Immediate Single Sum Payment. Notwithstanding an election pursuant to
Section 5.2 above, at the discretion of the Committee, the entire vested amount then credited to the Participant's Account shall be paid immediately in a single payment if the Participant is discharged for cause by his or her Participating Company or becomes employed by a governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries.

     5.4 Death. A Participant may elect that, in the event the Participant should die before full payment of all amounts credited to the Participant's Account, the balance of the deferred amounts shall be distributed in one payment, or by a continuation of the installment distributions being made or to be made to the Participant, to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant in a single payment. The first installment (or the single payment if the Participant has so elected) shall be paid within ninety (90) days of the Participant's death. The preceding sentence shall not apply if the beneficiary or beneficiaries are to receive a continuation of installment distributions being made or to be made to the Participant.

     5.5 Installment Payments. Installments subsequent to the first installment paid to the Participant, or to a beneficiary or to the Participant's estate, shall be paid on or about the anniversary date of the first annual installment in each succeeding calendar year until the entire vested amount credited to the Participant's Account is paid. Deferred amounts held pending distribution shall continue to be credited with interest determined in accordance with Sections
4.4 and 4.5.

     5.6 Hardship Distribution. A request may be made at any time by or on behalf of a Participant for a hardship distribution from his or her Account by filing the request with the Committee. For purposes of the Plan, "hardship" means immediate and heavy financial needs arising from one or more of the following, as determined by the Committee in its sole discretion:

          (a) Extraordinary and unreimbursed medical or hospital expenses incurred by the Participant or a member of his or her family or a relative; or

          (b) Any other unanticipated expense that imposes an extraordinary financial burden on the Participant.

A distribution based on hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.

     5.7 Payment Obligation. The obligation to make distribution of deferred amounts credited to a Participant's Account during any calendar year plus additional matching amounts under Sections 4.2 and 4.3 and interest thereon under Section 4.6 shall be borne primarily by each Participating Company that otherwise would have paid the related amounts concurrently (the "primarily liable Participating Companies"). However, if for any reason any primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of a Participant or former Participant, the Company shall be jointly and severally liable for the obligation to pay the amount due. A company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a Participating Company shall not be affected by any action or inaction (on the part of a Participant, his beneficiaries or any company) with respect to amounts owed, including, but not limited to, the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type.

SECTION 6.  Miscellaneous.

     6.1 No Funding. The deferred amounts related to each Participating Company shall be held in the general funds of such company. A Participating Company shall not be required to reserve, or otherwise set aside, funds for the payment of such amounts. All amounts of Compensation deferred hereunder shall remain an asset of the Participating Company, and the Participating Company's obligation to pay such amounts shall be unfunded as to theParticipant.

     6.2 No Assignment. The rights of a Participant to any deferred amounts plus the additional amounts credited pursuant to Sections 4.2, 4.3, 4.4 and 4.5 shall be those of a general creditor and shall not be subject in any manner to assignment by theParticipant. Title to and beneficial ownership of any assets that the Participating Companies may earmark to make payments under the Plan shall at all times remain in the Participating Companies, and the Participant shall not have any property interest in any specific assets of the Participating Companies.

     6.3 Adverse IRS Action on Participant or Plan. Notwithstanding any other provision hereof, in the event there is a determination by the Internal Revenue Service, not being appealed by the Participant, or in the event of a final determination by a court of competent jurisdiction, that amounts credited to the Participant's Account hereunder are includable in the Participant's gross income, the Committee may in its sole discretion distribute the entire amount credited to the Participant's Account to the Participant and cause the termination of future deferrals of Compensation by thatParticipant.

     In the event that with respect toa Participant, there is a determination by the Internal Revenue Service, not being appealed by the Company or an affiliate, or in the event of a final determination of a court of competent jurisdiction, that the Plan is subject to Parts 2, 3 or 4 of Title I of ERISA, the Committee may in its sole discretion distribute the entire amount credited to the Participant's Account to the Participant and cause the termination of future deferrals of Compensation by that Participant.

     6.4 Plan Administrator. The Company's Vice President, Human Resources and Corporate Services (or his or her successor) shall be the Plan administrator and shall have the authority and discretion to administer and interpret the Plan.

     6.5 Plan Amendment and Termination. The Board of Directors of the Company may amend or terminate the Plan at any time and for any reason. The Committee is authorized to make amendments to the Plan that relate to the Plan's operation and administration. In the event of an amendment or termination of the Plan, the amount of a Participant's benefits hereunder shall not be less than the amount of the benefits to which the Participant would have been entitled if his or her employment had terminated immediately prior to such amendment or termination. Any termination of the Plan shall not terminate the deferral of Compensation previously deferred, but may prevent the deferral of Compensation not yet earned.

     Notwithstanding the foregoing provisions of this Section 6.5, in the event of a "Change in Control" of the Company, as defined in the AirTouch Communications, Inc. 1993 Long-Term Stock

Incentive Plan (or the successor to such plan), the last sentence of Section 4.6, relating to interest crediting following a Change in Control, may not be amended.

     6.6 Claims and Review Procedures.

     (a) Administrator to Grant and Deny Claims. The Plan administrator shall have the sole discretion to grant or deny claims for benefits under the Plan with respect to Participants (other than the Plan administrator) of each Participating Company, respectively, and authorize disbursements according to this Plan. The Committee shall have the sole discretion to grant or deny claims for benefits with respect to the Plan administrator as a Participant and in such a case the Board of Directors of the Company shall serve as the Review Committee for purposes of Section 6.5(b). Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial and any other information required to be provided under ERISA.

     (b) Committee to Review Denied Claims. The Committee (the "Review Committee") shall serve as the final review committee under the Plan and ERISA, for the review of all appeal claims by Participants or beneficiaries whose initial claims for benefits have been denied, in whole or part, by the Plan administrator, with respect to this Plan.

     Any Participant or beneficiary whose claim for benefits has been denied, in whole or part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan), within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim. In such case, the Review Committee, shall:

          (i) Make full and fair review of such decision within 60 days after receipt of the written request for review, or within an additional 60 days, provided the claimant is notified of the delay and the reasons for requiring such additional time; and

          (ii) Notify the claimant in writing of the review decision, specifying the reasons for such decision.

     (c) Other Rights of Review. Any Participant or beneficiary whose claim for benefits has been denied shall have such further rights of review as are provided in section 503 of ERISA and regulations promulgated thereunder, and the Review Committee and the Plan administrator shall retain such right, authority and discretion as is provided in or not expressly limited by said section 503 of ERISA and the regulations thereunder.

SECTION 7.  Definitions.

     For purposes of this Plan, the following words shall have the meaning so defined unless the context clearly indicates otherwise.

     7.1 "Account" shall mean the account established under the Plan for each eligible Participant to reflect the allocations under Section 4 and the payments under Section 5.

     7.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     7.3 "Committee" shall mean the Compensation and Personnel Committee of the Board of Directors of the Company.

     7.4 "Company" shall mean AirTouch Communications, Inc. a Delaware corporation.

     7.5 "Compensation" means the Participant's Salary and the Team Award and Long-Term Award actually payable under the AirTouch Communications Incentive Plan.

     7.6 "Employee" means a common law employee of the Company or any Participating Company.

     7.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended

     7.8 "Long-Term Award" means an award under the long-term component of the AirTouch Communications Incentive Plan.

     7.9 "Merger Agreement" means the Agreement and Plan of Merger and U S West, Inc. and the Company dated as of January 29, 1998.

     7.10 "Participant" means (a) an Employee or Select Employee who is eligible to participate under Section 2 of the Plan, (b) a former Select Employee who has an Account under the Plan, or (c) an Employee or former Employee described in Section 2.3 who has an Account under the Plan.

     7.11 "Participating Company" means the Company, a subsidiary of the Company and each other corporation, partnership or joint venture that elects to participate in the Plan.

     7.12 "Retirement Plan" means the AirTouch Communications Retirement Plan, a defined contribution plan that is qualified under sections 401(a) and 401(k) of the Code.

     7.13 "Retirement Plan Compensation" means "compensation" as defined in the Retirement Plan, without reduction for deferrals of compensation under that plan and without regard to the limit on compensation under section 401(a)(17) of the Code. "Retirement Plan Compensation" does not recognize Compensation that is deferred under this Plan.

     7.14 "Salary" means the rate of base pay in effect as of January 1 of each calendar year whether or not deferred under this Plan; provided, however, that in the case of any newly eligible Employee who is not yet a Participant, "Salary" means the rate of base pay in effect as of the first day of the calendar month following the date that the Employee was designated as an eligible Employee.

     7.15 "Select Employee" means an Employee:

          (a) who is a member of the AirTouch Communication's Senior Management Group; or

          (b) whose rate of compensation paid by a Company or a Participating Company falls within the Company's salary classification of D or E and whose Salary and target Team Award in the preceding year equals or exceeds a threshold amount, as determined by the Plan administrator.

     7.16 "Separation Agreement" means the agreement entered into between AirTouch Communications and Pacific Telesis Group on October 7, 1993.

     7.17 "Separation Date" means April 1, 1994, the date as of which the total and complete separation of the ownership of AirTouch Communications from Pacific Telesis Group occurs.

     7.18 "Team Award" means an award under the annual bonus component of the AirTouch Communications Incentive Plan.

     7.19 "401(a)(17) Excess Contribution" means the allocation to an Employee's Account under Section 4.4 of the Plan based on the Employee's Retirement Plan Compensation that exceeds the limits under Section 401(a)(17) of the Code and the company contribution rates under the Retirement Plan.

SECTION 8.  Execution.

     To record the amendment and restatement of the Plan as set forth herein, the Company has caused its duly authorized representative to execute the same this 28th day of December __, 1998.

                                        AIRTOUCH COMMUNICATIONS, INC.



                                        By /s/ Terry D. Kramer
                                           -------------------------------------
                                           Terry D. Kramer
                                           Vice President, Human Resources &
                                           Corporate Services